REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Trustees of
SEI Tax Exempt Trust:


We have audited the accompanying statements of net assets of the Tax Free, California Tax Exempt, Bainbridge Tax Exempt, Institutional Tax Free, Pennsylvania Tax Free, Intermediate-Term Municipal, Pennsylvania Municipal and Kansas Tax Free Income Portfolios of SEI Tax Exempt Trust as of August 31, 1995, and the related statements of operations, statements of changes in net assets and financial highlights for the periods presented.
We have also audited the statement of operations of the Massachusetts Intermediate-Term Municipal Portfolio of SEI
Tax Exempt Trust for the period ended August 15, 1995, and the related statement of changes in net assets and financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 1995, by correspondence with the custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Tax Free, California Tax Exempt, Bainbridge Tax
Exempt, Institutional Tax Free, Pennsylvania Tax Free,
Intermediate-Term Municipal, Pennsylvania Municipal and Kansas
Tax Free Income Portfolios of SEI Tax Exempt Trust as of August
31, 1995, the results of their operations, changes in their net assets, and financial highlights for the periods presented, and the results of operations of the Massachusetts Intermediate-Term Municipal
Portfolio of SEI Tax Exempt Trust for the period ended August 15,
1995, and the changes in its net assets and financial highlights for the periods presented, in conformity with generally accepted accounting principles.

Arthur Andersen LLP
/s/ Arthur Andersen LLP

Philadelphia, PA
October 6, 1995